Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JONG S. WHANG AND ROBERT T. HASS, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN AMTECH SYSTEMS, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2017, AND ANY AND ALL AMENDMENTS TO SUCH ANNUAL REPORT ON FORM 10-K, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

Signature	Title	Date
/s/ Jong S. Whang Jong S. Whang	Executive Chairman and Chairman of the Board	November 16, 2017
/s/ Fokko Pentinga Fokko Pentinga	Chief Executive Officer and President (Principal Executive Officer)	November 16, 2017
/s/ Robert T. Hass Robert T. Hass	Executive Vice President - Finance, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 16, 2017
/s/ Robert M. Averick Robert M. Averick	Director	November 16, 2017
/s/ Paul J. van der Wansem Paul J. van der Wansem	Director	November 16, 2017
/s/ Michael Garnreiter Michael Garnreiter	Director	November 16, 2017
/s/ Robert F. King Robert F. King	Director	November 16, 2017
/s/ Sukesh Mohan Sukesh Mohan	Director	November 16, 2017